UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2021
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PENN NATIONAL GAMING, INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices, and zip code)
Registrant's telephone number, including area code: (610) 373-2400
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on August 4, 2021, Penn National Gaming, Inc. (“Penn National” or the “Company”), 1317774 B.C. Ltd., a British Columbia corporation and an indirect wholly owned subsidiary of the Company (“Purchaser”), and Score Media and Gaming Inc., a British Columbia corporation (“theScore”) entered into an Arrangement Agreement (as amended from time to time, the “Arrangement Agreement”), pursuant to which Penn National and Purchaser will acquire theScore (the “Acquisition”) on the terms and subject to the conditions set forth in the Arrangement Agreement. On August 18, 2021, notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) were filed with the Federal Trade Commission and the Department of Justice with respect to the Acquisition. The applicable waiting period expired on September 17, 2021. Accordingly, the condition to the Acquisition relating to the expiration or termination of the waiting period under the HSR Act has been satisfied. The Company has also confirmed that the condition in the Arrangement Agreement relating to required gaming regulatory consents has been satisfied. The Acquisition remains subject to, among other customary conditions, receipt of requisite approvals (i) by shareholders of theScore and (ii) under the Investment Canada Act (Canada), R.S.C. 1985, c.28 (1st Supp.).

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the magnitude and duration of the impact of the COVID-19 pandemic on general economic conditions, capital markets, unemployment, consumer spending and the Company’s liquidity, financial condition, supply chain, operations and personnel; (b) the Company may not be able to achieve the anticipated financial returns from the acquisition of theScore, including due to fees, costs and taxes in connection with the integration of theScore and expansion of its betting and content platform; (c) the closing of the acquisition of theScore may be delayed or may not occur at all, for reasons beyond the Company’s control; (d) the requirement to satisfy the closing conditions in the agreement with theScore, including receipt of regulatory approvals and the approval of shareholders of theScore; (e) there is significant competition in the interactive gaming market; (f) potential adverse reactions or changes to business or regulatory relationships resulting from the announcement or completion of the acquisition; (g) the ability of the Company or theScore to retain and hire key personnel; (h) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and theScore to terminate the agreement between the companies; (i) the outcome of any legal proceedings that may be instituted against the Company, theScore or their respective directors, officers or employees; (j) the impact of new or changes in current laws, regulations, rules or other industry standards; and (k) other factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K may not occur.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 20, 2021	PENN NATIONAL GAMING, INC.

		By:	/s/ Harper Ko
			Name:	Harper Ko
			Title:	Executive Vice President, Chief Legal Officer and Secretary